Exhibit 99.1

FOR IMMEDIATE RELEASE

News Release
Investor Relations Contact:
Lee Newitt
704.344.8150
lnewitt@fairpoint.com

Media Contact:
Sabina Haskell
802.658.7351
shaskell@fairpoint.com

FairPoint Communications, Inc. Makes $10 Million Voluntary Prepayment of Debt

CHARLOTTE, N.C. (December 17, 2012) - FairPoint Communications, Inc. (NasdaqCM: FRP) today announced it has made an additional voluntary prepayment of debt of $10 million on its term loan.

With this repayment, FairPoint has made a total of $43 million in voluntary and scheduled repayments on its term loan in 2012. As a result, the Company's debt balance is down to $957 million from $1 billion at Jan. 1, 2012. FairPoint made the $10 million prepayment out of cash on hand.

In November, FairPoint announced it agreed to sell the capital stock of its Idaho properties to Blackfoot Telecommunications Group for $30 million. The Company expects to use the net proceeds from the sale for further debt reduction. The sale is expected to be completed in early 2013, pending state and federal regulatory approvals.

About FairPoint Communications, Inc.

FairPoint Communications, Inc. (NasdaqCM: FRP) is a leading communications provider of broadband Internet access, local and long-distance phone, television and other high-capacity data services to customers in communities across 18 states. Through its fast, reliable fiber network, FairPoint delivers high-quality data and voice networking communications solutions to residential, business and wholesale customers. FairPoint delivers VantagePointSM services through its resilient IP-based network in northern New England. This state-of-the-art fiber network provides carrier Ethernet connections to support the surging bandwidth and performance requirements for cloud-based applications like network storage, disaster recovery, distance learning, medical imaging, video conferencing and CAD/CAM along with traditional voice, VoIP, video and Internet access solutions. Additional information about FairPoint products and services is available at www.FairPoint.com.

Cautionary Note Regarding Forward-looking Statements

Some statements herein or discussed on our earnings conference call are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. When used herein, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company's plans, objectives, expectations and intentions and other factors. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date hereof. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company's subsequent reports filed with the SEC.

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